As filed with the Securities and Exchange Commission on June 23, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BLACKBOARD INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2081178 (I.R.S. Employer Identification No.)

650 Massachusetts Ave, NW Washington, DC (Address of Principal Executive Offices)	20001 (Zip Code)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)
Michael L. Chasen
Chief Executive Officer
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Name and Address of Agent For Service)
(202) 463-4860
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.01 par value per share	1,800,000 shares	$29.31(2)	$52,758,000(2)	$2,943.90

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on June 19, 2009.

Statement of Incorporation by Reference
     On June 18, 2004, Blackboard Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-116612) relating to the Registrant’s 2004 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan, as amended; on June 13, 2005, the Registrant filed a Registration Statement on Form S-8 (File No. 333-125777) relating to the Registrant’s Amended and Restated 2004 Stock Incentive Plan; on July 24, 2006, the Registrant filed a Registration Statement on Form S-8 (File No. 333-135995) relating to the Registrant’s Amended and Restated 2004 Stock Incentive Plan, as amended; on June 15, 2007, the Registrant filed a Registration Statement on Form S-8 (File No. 333-143797) relating to the Registrant’s Amended and Restated 2004 Stock Incentive Plan, as amended; and on June 13, 2008, the Registrant filed a Registration Statement on Form S-8 (File No. 333-151652) relating to the Registrant’s Amended and Restated 2004 Stock Incentive Plan, as amended (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 relating to the Amended and Restated 2004 Stock Incentive Plan, as amended, of the Registrant incorporates by reference the contents of the Prior Registration Statements, except for the information required by Items 5 and 8, which is contained below.
     Item 5. Interests of Named Experts and Counsel.
     Matthew H. Small, Esq., the Registrant’s General Counsel, has opined as to the legality of the securities being offered by this registration statement. Mr. Small is the holder of 35,000 shares of the Registrant’s common stock and options to purchase an additional 263,194 shares of the Registrant’s common stock.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 23rd day of June, 2009.

BLACKBOARD INC.
By:	/s/ Michael L. Chasen
Michael L. Chasen
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Blackboard Inc., hereby severally constitute and appoint Michael L. Chasen, Michael J. Beach and Matthew H. Small, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Blackboard Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen Michael L. Chasen	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2009

/s/ Michael J. Beach Michael J. Beach	Chief Financial Officer (Principal Financial Officer)	June 23, 2009

/s/ Jonathan R. Walsh Jonathan R. Walsh	Vice President, Finance and Accounting (Principal Accounting Officer)	June 23, 2009

Signature	Title	Date

/s/ Matthew L. Pittinsky Matthew L. Pittinsky	Chairman of the Board of Directors	June 23, 2009

/s/ Joseph L. Cowan Joseph L. Cowan	Director	June 23, 2009

/s/ Frank R. Gatti Frank R. Gatti	Director	June 23, 2009

/s/ Thomas Kalinske Thomas Kalinske	Director	June 23, 2009

/s/ Beth Kaplan Beth Kaplan	Director	June 23, 2009

/s/ E. Rogers Novak, Jr. E. Rogers Novak, Jr.	Director	June 23, 2009

/s/ William Raduchel William Raduchel	Director	June 23, 2009

EXHIBIT INDEX

Number	Description

4.1(1)	Fourth Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Matthew H. Small, counsel to the Registrant

23.1	Consent of Matthew H. Small (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of BKD, LLP, Independent Accountants

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated 2004 Stock Incentive Plan, as amended as of June 4, 2009

(1)	Previously filed with the Securities and Exchange Commission on August 8, 2004 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, and incorporated by reference herein.